SCHEDULE 14A (RULE 14A-101)

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

of the

YORKTOWN SMALL CAP FUND

a separate series of the

YORKTOWN FUNDS

2303 Yorktown Avenue

Lynchburg, VA 24501

Toll Free 800-544-6060

American Pension Investors Trust d/b/a YORKTOWN FUNDS (the “Trust”) is holding a special meeting of the shareholders of the Yorktown Small Cap Fund (the “Special Meeting”) on Monday, October 16, 2017 at 10:00 a.m., Eastern Time. The Special Meeting will be held at the offices of the Trust’s Investment Adviser, Yorktown Management & Research Company, Inc., located at 2303 Yorktown Avenue, Lynchburg, VA 24501.

The Trust is a Massachusetts business trust, registered with the Securities and Exchange Commission (“SEC”) and operating as an open-end management investment company. The Trust has authorized the division of its shares into various series (“funds”) and currently offers shares of seven funds to the public. The Trust further has authorized the division of its shares into various classes, each with different sales charges and/or ongoing fees.

The Yorktown Small Cap Fund (the “Fund”), which is the subject of this Special Meeting, offers Class A shares, which are sold to the public with a front-end sales charge, Class L Shares, which are sold to the public and have no sales charges and no deferred sales charges, but do charge an ongoing distribution and servicing (i.e., 12b-1) fee, and Institutional Class Shares, which are sold without any sales charges or an ongoing distribution and servicing (12b-1) fee.

This Special Meeting is being held for all Fund shareholders, without regard to share class. The matters to be considered at the Special Meeting will be:

1.	Approval of a new investment sub-advisory agreement with Sapphire Star Capital, LLC (“Sapphire”) on behalf of the Yorktown Small Cap Fund; and

2.	Such other business as may properly arise at the meeting.

Formal notice of this Special Meeting appears in the enclosed Proxy Statement. The Board of Trustees believes that the engagement of Sapphire is in the best interests of shareholders of the Fund and has unanimously recommended that shareholders vote “FOR” the proposal.

The Board of Trustees of the Trust has fixed the close of business on September 15, 2017 as the record date for the Special Meeting. Shareholders of record on that date are entitled to notice of, and to vote at the Special Meeting. Your vote is important no matter how many shares you own. In addition to voting by mail, you may vote by telephone or through the Internet as follows:

TO VOTE BY TELEPHONE:		TO VOTE BY INTERNET:
(1)	Read the Proxy Statement and have the enclosed proxy card at hand	(1)	Read the Proxy Statement and have the enclosed proxy card at hand
(2)	Call the toll-free number that appears on the enclosed proxy card and follow the simple instructions	(2)	Go to the website that appears on the enclosed proxy card and follow the simple instructions

We encourage you to vote by telephone or through the internet using the control number that appears on the enclosed proxy card. Use of telephone or internet voting will reduce the time and costs associated with this proxy solicitation. Whichever method you choose, please read the enclosed Proxy Statement carefully before you vote.

If you have any questions after considering the enclosed materials, please call 1-800-544-6060. Please take this opportunity to vote. Thank you for your participation and for your continued support.

Your vote on each proposal is very important. If you own Fund shares in more than one account of the Trust, you will receive a proxy statement and one proxy card for each of your accounts. You will need to fill out each proxy card in order to vote the shares you hold for each account.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY ALSO VOTE BY SIGNING THE ENCLOSED PROXY AND RETURNING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

As always, we thank you for your confidence and support.

By Order of the Board of Trustees,

/s/ David D. Basten
David D. Basten Chairman October 3, 2017

YORKTOWN FUNDS

Special Meeting of the Shareholders of

the

Yorktown Small Cap Fund

2303 Yorktown Avenue

Lynchburg, VA 24501

Toll Free 800-544-6060

PROXY STATEMENT

Dated October 4, 2017

SPECIAL MEETING OF SHAREHOLDERS

To be Held on October 16, 2017

The Board of Trustees (the “Board”) of American Pension Investors Trust d/b/a YORKTOWN FUNDS (the “Trust”) has voted to call a special meeting (the “Special Meeting”) of all shareholders of the Yorktown Small Cap Fund (the “Fund”), in order to seek shareholder approval of two proposals relating to the Fund. The Special Meeting will be held at the offices of the Fund’s investment adviser, Yorktown Management & Research Company, Inc. (the “Adviser”), at 10:00 a.m., Eastern Time, on Monday, October 16, 2017. If you expect to attend the Special Meeting in person, please call the Trust at 1-800-544-6060 to inform them of your intention. This proxy was first mailed to eligible shareholders on or about October 4, 2017.

The matters to be considered at the Special Meeting will be:

1.	Approval of a new investment sub-advisory agreement with Sapphire Star Capital, LLC (“Sapphire”) on behalf of the Yorktown Small Cap Fund; and

2.	Such other business as may properly arise at the meeting.

If you were the record owner of any shares of the Fund as of the close of business on September 15, 2017 (the “Record Date”), then you are eligible to vote at the Special Meeting. As of the Record Date, the Fund had a total of 1,560,349 shares issued and outstanding. Each full share counts as one vote, and fractional shares count as fractional votes.

Your proxy, if properly executed, duly returned and not revoked, will be voted in accordance with your directions on the proxy. If you properly execute and return your proxy but do not provide instructions with respect to a proposal, your proxy will be voted “FOR” that proposal. You may revoke a proxy at any time prior to the Special Meeting by filing with the Secretary of the Trust an instrument revoking the proxy, by submitting a proxy bearing a later date, or by attending and voting at the Special Meeting in person. This Proxy Statement and proxy card were first mailed to shareholders on or about October 2, 2017.

The Adviser will pay the cost of preparing, printing and mailing the enclosed proxy card(s) and Proxy Statement and all other costs incurred by the Fund in connection with matters presented to the Special Meeting, including the fees and expenses of counsel to the Trust and its Independent Trustees.

The Adviser has retained AST Fund Solutions (“AST”) to solicit proxies for the Special Meeting. AST is responsible for printing proxy cards, mailing proxy material to shareholders, soliciting broker-dealer firms, custodians, nominees and fiduciaries, tabulating the returned proxies and performing other proxy solicitation services.

In addition to solicitation through the mail, proxies may be solicited by representatives of the Fund without cost to the Fund. Such solicitation may be by telephone, facsimile or otherwise. It is anticipated that broker-dealer firms, custodians, nominees, fiduciaries and other financial institutions will be requested to forward proxy materials to beneficial owners and to obtain approval for the execution of proxies.

PROPOSAL # 1.	APPROVAL OF A NEW SUB-INVESTMENT ADVISORY AGREEMENT WITH SAPPHIRE STAR CAPITAL, LLC (“SAPPHIRE”) ON BEHALF OF THE YORKTOWN SMALL CAP FUND

Background

The Yorktown Small Cap Fund

Investment Objective

The investment objective of the Fund is long term capital appreciation.

Current Principal Investment Strategies

The Fund is a diversified fund and invests in a wide universe of U.S. small cap value stocks. Under normal circumstances, the Fund invests at least 80% of its assets (plus the amount of any borrowings for investment purposes) in small cap companies. Vericimetry Advisors, LLC (“Vericimetry”), the Fund’s initial Investment Manager, utilizes a structured quantitative investment approach based on a set of well defined, fundamental characteristics to identify value stocks for the Fund. To construct the Fund’s portfolio, the Adviser does not pick single stocks. Instead, the Investment Manager analyses the entire investable universe of stocks and applies a proprietary quantitative modeling program to identify investments for the Fund. The model utilizes established value metrics such as intrinsic value, book-to-earnings, free cash flow, etc. A value stock has a low price relative to various characteristics considered in assessing a company’s worth, including but not limited to, book value, sales, earnings and operating cash flows. The Investment Manager identifies value stocks by considering multiple factors (e.g., book value to market value, price to earnings, price to sales, or price to operating cash flows).

For investment purposes, the Investment Manager defines small cap companies as companies with market capitalizations in the lowest 10% of total market capitalization of all publicly-traded U.S. companies, excluding BDCs, ETFs, Bonds and Foreign shares. As of December 31, 2016, using the guidelines and definitions above, the market capitalization of a small cap company was equal to or below $4.10 billion. Micro Cap Companies are defined as companies in the lowest 2% of total market capitalization. The Fund may invest up to 45% of its assets in micro cap securities. As of December 31, 2016, using the guidelines and definitions above, the market capitalization of a micro cap company was equal to or below $800 million.

The Investment Manager also reserves the right to invest in any of the securities that are part of the Russell 2000 Value Index, regardless as to whether these securities meet the above definitions of size or value. In general, the Investment Manager utilizes a market capitalization weighted approach to determine the target weights of the U.S. small cap value stocks for purchase. Market capitalization is defined as the number of a company’s shares that are outstanding, multiplied by each share’s market price. In certain circumstances the Investment Manager may utilize a float-adjusted market capitalization. Typically, greater weighting in the Fund is given to small companies with higher relative market capitalization. The Investment Manager expects (but it is not required) to rebalance the Fund’s portfolio no less than quarterly, at which time the Investment Manager will consider which securities are eligible for inclusion in the portfolio by virtue of their fundamental characteristics, including multiple value factors and capitalization.

The Investment Manager places a priority on efficiently managing portfolio turnover and keeping trading costs low. In general, the Investment Manager engages in a buy-and-hold investment strategy that involves seeking to buy securities and holding them for a relatively longer period of time, regardless of short-term factors, such as fluctuations in the market or volatility of the stock price. This buy-and-hold strategy, which focuses on size and value premiums, tends to create a naturally low portfolio turnover and lower trading costs. In addition, the Investment Manager employs a selective trading approach to minimize trading costs; it trades securities with liquidity in mind to implement the investment strategy in an efficient, low cost manner.

Proposed Principal Investment Strategies under Sapphire

Sapphire is a growth manager, whereas Vericimetry managed the Fund under a quantitative analysis mandate. If Sapphire is approved as the Fund’s new Investment Manager, the Fund will be managed in a pure growth style. As a result, the Fund’s investment strategies will change as described in the next paragraph.

The Fund seeks to achieve its investment objective by investing in U.S. listed securities with market capitalization within the range of the targeted benchmark, the Russell 2000 Growth Index. At any given time, the Fund may hold up to 15% of its assets in American Depositary Receipts (ADRs). Typically, the Fund invests in approximately 40-60 stocks that pass the Investment Manager’s stringent quantitative and fundamental criteria.

The Fund’s Investment Manager believes that the Fund is best able to achieve long-term capital appreciation through investments in securities of a core group of businesses and to hold such securities for the long term. The Fund will invest in listed marketable securities, generally, but not exclusively, equity and equity related securities that are traded on U.S. exchanges.

There are significant differences in the management styles of Vericimetry and Sapphire. Vericimetry is a quantitative, formula-oriented manager. Vericimetry invests in a very large number of securities to achieve a significant amount of diversification. Normally, under Vericimetry, the Fund held seven hundred to over a thousand different securities. Additionally, Vericimetry purchased securities based on an overall view of the market. Sapphire, on the other hand, is a growth manager. Sapphire purchases securities for the Fund that it believes have above-average prospects for capital growth. Unlike Vericimetry, Sapphire believes that focusing on a smaller number of core securities offers the best opportunities for long term success. Accordingly, Sapphire normally holds between 40 to 60 securities in the Fund’s portfolio. As Sapphire takes over the Fund’s portfolio, it will reduce the number of the Fund’s current portfolio holdings, and substitute, as necessary, securities that reflect its management style.

Repositioning the Fund’s portfolio will have certain consequences. First, the Fund will incur brokerage expenses associated with the sale and/or purchase of a large number of securities. Second, to the extent that the Fund realizes net gains from the sale of securities, shareholders who have taxable accounts will incur negative tax consequences. Lastly, the Fund will have less diversification under Sapphire, which could result in more risk to the Fund.

Principal Risks

If Sapphire is approved as the Fund’s new Sub-Adviser and the Fund’s investment strategies are modified as discussed above, the Fund’s risk profile will also change. Below is a summary of the Fund’s Principal Risks, with changes highlighted to show risks that will no longer apply and new risks that will apply:

General Risks. There is a risk that you could lose all or a portion of your investment in the Fund. The value of your investment in the Fund will go up and down with the prices of the securities in which the Fund invests.

Equity Security Risk. Prices of equity securities generally fluctuate more than those of other securities, such as debt securities. Market risk, the risk that prices of securities will decrease because of the interplay of market forces, may affect a single issuer, industry or sector of the economy or may affect the market as a whole.

Company Risk. The Fund may invest in securities that involve certain special circumstances that the Adviser believes offer the opportunity for long-term capital appreciation. These investments may involve greater risks of loss than investments in securities of well-established companies with a history of consistent operating patterns.

Small Company Risk: Small company securities tend to be less liquid and more difficult to sell than those issued by larger companies. Small company stocks can be more volatile and may underperform the market or become out of favor with investors. Small company securities may be very sensitive to changing economic conditions and market downturns because the issuers often have narrow markets, fewer product lines, and limited managerial and financial resources, resulting in volatile stock prices and a limited ability to sell them at a desirable time or price.

~~Value Investment Risk. Value securities may underperform the market or become out of favor with investors, and the Fund could lose money if the Adviser’s assessment of a company’s value is incorrect~~.

[NEW] Growth Investment Risk. The Fund often invests in companies after assessing their growth potential. Securities of growth companies may be more volatile than other stocks. If the portfolio manager’s perception of a company’s growth potential is not realized, the securities purchased may not perform as expected, reducing the Fund’s return. In addition, because different types of stocks tend to shift in and out of favor depending on market and economic conditions, “growth” stocks may perform differently from the market as a whole and other types of securities.

Management Risk. The investment strategies, practices and risk analysis used by the Investment Manager may not produce the desired results.

~~New Fund Risk. This is a new Fund without an operating history. Although the Investment Manager is experienced in managing similar funds, this is a new Fund. Accordingly, the risk of loss may be greater than with a more established fund.~~

The Investment Adviser

Yorktown Management & Research Company, Inc. (the “Adviser”), serves as investment adviser to the Fund under a written investment advisory agreement approved by the Board and separately ratified by the Fund’s initial shareholder. The Adviser has served as investment adviser to the Fund since its inception in May, 2016. The Adviser was organized in 1984 and is controlled by David D. Basten.

Services provided by the Adviser include the provision of a continuous investment program for the Fund and supervision of all matters relating to the operations of the Fund. The Adviser is responsible for selecting, contracting with, compensating and monitoring the sub-adviser for the Fund (the “Investment Manager”). The Adviser is also responsible for furnishing corporate officers and clerical staff and providing office space, office equipment and office services.

For its services to the Fund, the Adviser receives a fee, calculated daily and paid monthly, equal to an annual rate 0.90% per annum.

The investment advisory agreement with the Adviser has an initial term of two years and was first approved by the Board at a meeting held on February 8, 2016. The Fund’s initial shareholder approved the investment advisory agreement immediately prior to the Fund’s commencement of operations. For the period from May 10, 2016 to December 31, 2016, the Adviser received fees of $0.00 after fee waivers and expense reimbursements. For the period from January 1, 2017 through August 31, 2017, the Adviser received fees of $0.00 after fee waivers and expense reimbursements

The Investment Management Structure

The Fund operates under a “manager of managers” structure. Under that structure, the Adviser serves as the investment adviser to the Fund and is responsible for the overall management and supervision of the Fund and its operations. However, the day-to-day selection of securities for the Fund and the provision of a continuing and cohesive fund investment strategy is generally handled by the Investment Manager.

One of the Adviser’s principal responsibilities as investment adviser is to select and recommend suitable firms to offer day-to-day investment management services to the Fund as Investment Managers. The sub-advisory firm is paid for its services to the Fund by the Adviser out of the fees paid to the Adviser by the Fund.

Vericimetry Advisors, LLC (“Vericimetry”) was the Fund’s initial Investment Manager and served in that capacity from the Fund’s inception until September 30, 2017, when the firm voluntarily resigned as Investment Manager. On September 13, 2017, the Trust’s Board met to discuss the replacement of Vericimetry and received information relating to Sapphire Star Capital, LLC (“Sapphire”), the Adviser’s choice to replace Vericimetry After full and careful consideration, the Board voted to approve the engagement of Sapphire as interim Investment Manager to the Fund, effective October 2, 2017 and recommend its approval by the Fund’s shareholders as permanent Investment Manager, effective upon the Fund obtaining shareholder approval at this Special Meeting.

Information Relating to Sapphire Star Capital, LLC

Sapphire Star Capital, LLC (“Sapphire”), located at 5400 Carillon Point, Building 5000, Kirkland, WA 98033, has been chosen by the board to assume the role of Investment Manager to the Fund. Sapphire is an SEC-registered investment advisory firm formed in 2015. Sapphire provides investment management services to institutions, individuals, high net worth individuals, charitable organizations and other pooled investment vehicles. Mr. Michael J. Borgen owns 100% of Sapphire and is therefore, a control person of Sapphire.

If approved by the Fund’s shareholders, Sapphire, subject to the oversight of the Board and the Adviser, will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. Sapphire will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. Sapphire will provide the services under the Sub-Advisory Agreement in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Prospectus and SAI and such compliance policies and procedures as the Adviser or Trust may provide to Sapphire in writing from time to time.

For the services to be provided to the Fund and for the expenses assumed by Sapphire in providing such services pursuant to the Sub-Advisory Agreement, the Adviser will pay Sapphire, and Sapphire will accept as full compensation, an investment advisory fee, based upon the daily average net assets of the Fund, computed at the end of each month and payable within five (5) business days thereafter, as set forth below:

Asset Level	Annual Sub-Advisory Fee
$0 to $50 Million	0.75%*
$50,000,001 to $100 Million	0.60%
$100,000,001 to $200 Million	0.55%
$200,000,001 to $500 Million	0.50%
All Assets over $500 Million	0.45%

* Sapphire understands that the Adviser is operating under a written Expense Limitation Agreement which requires the Adviser to waive fees and/or reimburse the Fund for expenses in order for the Fund to maintain certain targeted expense ratios. In order to assist the Adviser in these efforts, Sapphire has agreed that until the Fund reaches $35 Million in assets, the fees it receives from the Adviser shall be calculated based on the actual fee received by the Adviser after waivers and reimbursements, on an annualized basis, less 0.40% annualized. (For example, if the Adviser receives a net annualized fee of 0.60% for a particular month, Sapphire will accept an annualized fee of 0.20% for that month). However, notwithstanding the foregoing, Sapphire shall in no event receive a monthly fee that is less than 0.15% annualized.

Fees for less than a full month will be pro rated. Sapphire shall have no right to obtain compensation directly from the Fund or the Trust for services provided hereunder and agrees to look solely to the Adviser for payment of fees due.

A copy of the proposed Sub-Advisory Agreement is included with this Proxy as Exhibit A.

Portfolio Manager

Mr. Michael J. Borgen, CEO and Chief Investment Officer of Sapphire, will be the portfolio manager responsible for the day-to-day management of the Fund’s investment portfolio. Prior to founding Sapphire Star Capital in 2015, Mr. Borgen was a Senior Portfolio manager at Navellier & Associates for nearly 20 years. Mr. Borgen started his career at Navellier as a Quantitative Research Analyst in 1996 focusing on developing systems branch out from the firms flag ship Small & Small to Mid-Cap Growth portfolios.

Mr. Borgen has his Bachelor of Science in Finance from the University of Nevada and his Master of Science in Economics, with a specialization in finance, also from the University of Nevada.

Additional Information about Sapphire

The information presented below (current as of August 31, 2017) is designed to provide additional information about Sapphire, the portfolio manager responsible for the Fund’s investments, and the means by which the portfolio manager is compensated for his services. Any accounts managed in a personal capacity appear under “Other Accounts” along with other accounts managed on a professional basis. The personal account information is current as of the most recent calendar quarter-end for which account statements are available.

Mr. Michael J. Borgen

Type of Accounts	Number of Accounts (Excluding the Fund)	Total Assets	Number of Accounts w/ Fee Based on Performance	Total Assets
Registered Investment Companies	5	$111 million	0	0
Other Pooled Investments	11	$12 million	11	$12 million
Other Accounts	2	$0.1 million	0	0

Material Conflicts of Interest. Mr. Borgen also manages other accounts, in multiple strategies, for Sapphire, including other limited partnerships and other separate accounts. There is a potential conflict should one of these funds/accounts be favored over another, but the intention of Sapphire is to treat all funds and accounts fairly with respect to buy/sell orders and new investment opportunities. The various funds and accounts may hold the same securities. . Buy and/or sell orders will normally be placed concurrently for each fund/account managed by Michael J. Borgen.

Compensation. Mr. Borgen receives a fixed base salary, a discretionary bonus, and a share of the profits of Sapphire equal in proportion to his ownership of the firm. Sapphire’s profitability is the main driver of the portfolio manager’s bonus. The bonus is qualitatively based. Payments are a function of firm profitability and the individual’s contribution to Sapphire’s success.

As of September 30, 2017, Mr. Borgen did not hold a beneficial interest in any Yorktown Funds.

Board Considerations

On September 13, 2017, the Fund’s Board of Trustees held meetings to consider, among its stated business, a new Investment Manager for the Fund to replace Vericimetry, and after full deliberation, selected Sapphire to replace Vericimetry as Investment Manager to the Fund.

During its deliberations, the Board reviewed the qualifications of Sapphire and heard presentations by representatives of Sapphire. Mr. David D. Basten, Chief Executive Officer of the Adviser and President and Chairman of the Trust, reported that he conducted due diligence on the firm to assure himself that no material negative matters had transpired. Mr. Basten expressed confidence and praise for the firm and presented the results of his due diligence assessment, reporting that he had not found any matter that would disqualify or otherwise negatively impact his opinion of Sapphire as an Investment Manager for the Fund. In answer to a question from the Board, Mr. Borgen and Mr. Basten each represented that there were no material relationships between themselves or any entity with whom they were associated, other then the relationship being contemplated by the Board with respect to the sub-advisory agreement.

The Board then received written information relating to the experience, strengths, other clients and past investment performance of Sapphire. The Board reviewed the firm’s SEC required disclosure documents, its performance history with respect to other funds and clients managed by Sapphire, Sapphire’s responses to a detailed questionnaire prepared by legal counsel to the Trust and Independent Trustees, a memo from legal counsel describing the duties of a Board with respect to approving advisory agreements, and the presentations of Sapphire personnel. The Board noted with approval the firm’s consistent investment performance, its level of expertise, and quality of clientele. The Board noted with further approval that no officer or trustee of the Fund or Trust was affiliated with Sapphire, and that no compensation was to be paid to Sapphire other than sub-advisory fees paid by the Adviser under the Sub-Advisory Agreement. Further, the Board noted with approval that the proposed compensation to be paid to Sapphire was no more than the compensation previously paid to Vericimetry, so there would be no increase in expenses to the Fund’s shareholders. The Board also reviewed the financial condition of Sapphire and questioned Sapphire’s representatives to assure themselves that Sapphire was financially capable of undertaking the responsibilities of serving the Fund. The Board reviewed certain financial statement documentation provided by Sapphire in order to assure themselves that Sapphire was financially capable of managing the Fund. After reviewing the information and report provided at each meeting, the Board agreed that Sapphire had sufficient resources to adequately serve the Fund.

The Board did not have any negative items of discussion, and there were no other alternatives to Sapphire under consideration.

Consideration of the Sub-Advisory Agreement

The Board then turned its attention to the terms of the proposed sub-advisory agreement. Under the terms of the proposed sub-advisory agreement with Sapphire, Sapphire would be responsible for providing day-to-day investment advice and choosing all the securities in which the Fund invests. Sapphire would report directly to the Adviser, and the Adviser would be responsible to report to the Board for any errors or omissions made by Sapphire. Sapphire would not be responsible for any error of judgment, mistake of law or for any other loss whatsoever suffered by the Trust or the Fund in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Subadviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The proposed sub-advisory agreement would have an initial term of two years, and could be renewed annually thereafter by affirmative vote of a majority of the Board of Trustees and a separate concurring majority vote of the Trust’s independent Trustees. The proposed sub-advisory agreement may be terminated by any party at any time, without penalty, upon sixty (60) days written notice. The proposed sub-advisory agreement would become effective upon receipt of shareholder approval or shortly thereafter. The current sub-advisory agreement with the Predecessor Adviser and the proposed sub-advisory agreement with Sapphire are similar. Under both agreements, the subadvisors have substantially the same duties. A copy of the proposed sub-advisory agreement with Sapphire is included as Exhibit A to this proxy, which is incorporated by reference into this discussion as if fully set forth herein.

The Board then discussed the proposed fees payable to Sapphire for its services to the Fund. Since those fees would be paid to Sapphire by the Adviser out of the fees it received from the Fund, the Board sought the Adviser’s opinion concerning the reasonableness of the proposed fee structure. The Adviser reported to the Board that the proposed agreement with Sapphire was reasonable and consistent with sub-advisory agreements executed with other Investment Managers.

Based on the Board’s review and the Adviser’s recommendation, the Board unanimously voted to approve Sapphire as sub-adviser to the Fund and to seek shareholder approval of their choice.

Fees and Expenses

The fees paid to Sapphire on behalf of the Fund under the sub-advisory agreement will be paid by the Adviser out of the fees received by the Adviser under its Investment Advisory Agreement with the Fund, so overall fees to the Fund’s shareholders will not change.

If the Fund’s shareholders do not approve this Proposal, the Adviser will continue to manage the Fund and the Trust will consider other alternatives.

Board Recommendation

For all the reasons enumerated above, the Fund’s Board of Trustees, including the independent Trustees, unanimously recommends that you vote “For” Proposal # 1.

PROPOSAL 2:	TO TRANSACT ANY OTHER BUSINESS, NOT CURRENTLY CONTEMPLATED, THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN THE DISCRETION OF THE PROXIES OR THEIR SUBSTITUTES

The proxy holders have no present intention of bringing any other matter before the Special Meeting other than the matters described herein or matters in connection with or for the purpose of effecting the same. Neither the proxy holders nor the Board of Trustees are aware of any matters which may be presented by others. If any other business shall properly come before the Special Meeting, the proxies will, pursuant to the authority granted to them by the shareholders as proxies, vote upon such issue(s) in accordance with their best judgment. With respect to adjournments, the proxies will vote in favor of adjournments to solicit additional votes pursuant to applicable rules and law.

OUTSTANDING SHARES AND VOTING REQUIREMENTS

Record Date. The Board of Trustees has fixed the close of business on September 15, 2017 (the “Record Date”) as the record date for determining shareholders of the Fund entitled to notice of and to vote at the Special Meeting or any adjournment thereof. As of the Record Date, there were outstanding shares of beneficial interest of the Fund. Each share is entitled to one vote, with proportionate voting for fractional shares. Shares of the Fund will be voted in the aggregate and not by class of shares.

5% Shareholders. As of the Record Date, the following shareholders owned of record more than 5% of the outstanding shares of the Fund. The Yorktown Multi-Asset Income Fund intends to vote its shares, which represents approximately 90% of the Fund’s outstanding shares, in favor of the proposals. According to information available to the Trust, only one other person owned beneficially, 5% or more of the outstanding shares of the Fund on the Record Date.

Name and Address of Record Owner	Share Class	Shares Owned	Percentage Ownership of Total Fund Shares
National Financial Services, LLC FEBO Huntington National Bank 7 Easton Oval # EA4E70 Columbus, OH 43219	I	1,399,981	89.86%
Tracy D. Wilkins IRA 6254 Chestnut Ridge Rd Riner, VA 24149	I	107,563	6.82%

Quorum. A quorum is the number of shares legally required to be at a meeting in order to conduct business, which is more than 50% of the outstanding shares of the Fund at the meeting. The favorable vote of a “majority of the outstanding shares” of the Fund is required to approve the Proposals. The vote of a “majority of the outstanding shares” means the vote of the lesser of (1) 67% or more of the shares present or represented by proxy at the Special Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the Fund’s outstanding shares. Proxies properly executed and marked with a negative vote or an abstention will be considered to be present at the Special Meeting for purposes of determining the existence of a quorum for the transaction of business. If the Special Meeting is called to order but a quorum is not present at the Special Meeting, the persons named as proxies may vote those proxies that have been received with respect to adjournment of the Special Meeting to a later date. If a quorum is present at the Special Meeting but sufficient votes to approve the proposals described herein are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting not to exceed 120 days from the record date for the meeting, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares of the Fund represented at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies received that voted in favor of a proposal in favor of such an adjournment for the proposal and will vote those proxies received that voted against the proposal against any such adjournment.

Abstentions and “broker non-voters” are counted for purposes of determining whether a quorum is present but do not represent votes cast with respect to the proposal. “Broker non-votes” are shares held by a broker or nominee for whom an executed proxy is received by the Trust, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power. Notwithstanding the foregoing, “broker non-votes” will be excluded from the denominator of the calculation of the number of votes required to approve any proposal to adjourn the Special Meeting. Accordingly, abstentions and “broker non-votes” will effectively be a vote against the proposal, for which the required vote is a percentage of the outstanding voting shares and will have no effect on a vote for adjournment.

Trustee Votes. The Trustees intend to vote all of their shares in favor of the proposals described herein. On the Record Date, the Trustees of the Trust as a group owned of record and/or beneficially less than 1% of the outstanding shares of the Fund.

ADDITIONAL INFORMATION ON THE OPERATION OF THE FUND

Service Providers. The following table identifies certain of the service providers for the Fund. The address of the Distributor and Transfer Agent is 225 Pictoria Drive, Suite 450, Cincinnati Ohio 45246.

Distributor:	Unified Financial Securities, LLC
Transfer Agent and Accounting Agent:	Ultimus Asset Services, LLC
Custodian:	Huntington Bank, N.A.
Independent Registered Public Accountant:	Tait, Weller & Baker

Independent Registered Public Accounting Firm

The Audit Committee and the Board of Trustees have selected Tait Weller and Baker LLP, 1818 Market Street, Philadelphia, Pennsylvania 19103, to serve as the Trust’s independent registered public accounting firm for the fiscal year ending January 31, 2018. Representatives of Tait Weller & Baker are not expected to be present at the Special Meeting although they will have an opportunity to attend and to make a statement, if they desire to do so. If representatives of Tait Weller & Baker, LLP are present at the Special Meeting, they will be available to respond to appropriate questions from shareholders.

Fees Billed by Tait Weller & Baker LLP to the Trust During the Previous Two Fiscal Years
Audit Fees	The aggregate fees billed for professional services rendered by Tait Weller & Baker, LLP for the audit of the annual financial statements of the Trust or for services that are normally provided by Tait Weller & Baker, LLP in connection with statutory and regulatory filings or engagements were $86,500 with respect to the fiscal year ended January 31, 2016 and $115,000 with respect to the fiscal year ended January 31, 2017.
Audit-Related Fees	No fees were billed in either of the last two fiscal years for assurance and related services by Tait Weller & Baker, LLP that are reasonably related to the performance of the audit of the Trust’s financial statements and are not reported as “Audit Fees” in the preceding paragraph.
Tax Fees	No fees were billed in either of the last two fiscal years for professional services rendered by Tait Weller & Baker, LLP for tax compliance, tax advice and tax planning, except fees for preparing and filing tax returns in the amount of $44,500.
All Other Fees	No fees were billed in either of the last two fiscal years for products and services provided by Tait Weller & Baker, LLP other than the services reported above.
Aggregate Non-Audit Fees	No fees were billed in either of the last two fiscal years for non-audit services by Tait Weller & Baker, LLP rendered to the Trust and any entity controlling, controlled by, or under common control with the Trust that provides ongoing services to the Trust.

Audit Committee Pre-Approval Policies and Procedures.

The Trust’s Audit Committee has established policies and procedures pursuant to which services performed by the Trust’s independent registered public accounting firm may be pre-approved. Such services include audit, audit-related, tax and other services. Pre-approval considerations include whether the proposed services are consistent with SEC rules on auditor independence and whether the accounting firm is best positioned to provide the most efficient services.

Annual and Semi-Annual Reports

The Trust will furnish, without charge, a copy of its most recent annual report and most recent semi-annual report succeeding such annual report, if any, upon request. To request the annual or semi-annual report, please call us toll free at 800-544-6060, or write to the Trust at 2303 Yorktown Avenue, Lynchburg, VA 24501. The Fund’s most recent annual and semi-annual reports are available for download at www.apifunds.com

OTHER MATTERS

Shareholder Proposals

As a Massachusetts business trust, the Trust does not intend to, and is not required to hold annual meetings of shareholders, except under certain limited circumstances. The Board of Trustees does not believe a formal process for shareholders to send communications to the Board of Trustees is appropriate due to the infrequency of shareholder communications to the Board of Trustees. The Trust has not received any shareholder proposals to be considered for presentation at the Special Meeting. Under the proxy rules of the Securities and Exchange Commission, shareholder proposals may, under certain conditions, be included in the Trust’s proxy statement for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not insure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. Annual meetings of shareholders of the Funds are not required as long as there is no particular requirement under the 1940 Act or the Declaration of Trust, which must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to David D. Jones, Secretary of the Trust, 2303 Yorktown Avenue, Lynchburg, VA 24501.

Shareholder Communications with Trustees

Shareholders who wish to communicate with the Board or individual Trustees should write to the Board or the particular Trustee in care of the Fund, at the offices of the Trust as set forth below. All communications will be forwarded directly to the Board or the individual Trustee. Shareholders also have an opportunity to communicate with the Board at shareholder meetings. The Trust does not have a policy requiring Trustees to attend shareholder meetings.

Proxy Delivery

The Trust may only send one proxy statement to shareholders who share the same address unless the Fund has received different instructions from one or more of the shareholders. The Fund will deliver promptly to a shareholder, upon oral or written request, a separate copy of the proxy statement to a shared address to which a single copy of this proxy statement was delivered. By calling or writing the Fund, a shareholder may request separate copies of future proxy statements, or if the shareholder is receiving multiple copies of the proxy statement now, may request a single copy in the future. To request a paper or e-mail copy of the proxy statement or annual report at no charge, or to make any of the aforementioned requests, write to the Fund at 2303 Yorktown Avenue, Lynchburg, VA 24501, or call the Fund toll-free at 1-800-544-6060.

By Order of the Board of Trustees,

/s/ David D. Jones
David D. Jones, Esq. Secretary Date: October 3, 2017

Please complete, date and sign the enclosed Proxy and return it promptly in the enclosed reply envelope. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. You may also vote by telephone or through the Internet by following the instructions on your proxy card.

EXHIBIT A

SUBADVISORY AGREEMENT

THIS AGREEMENT, entered into as of October 16, 2017, by and between Yorktown Management & Research Company, Inc., a Maryland corporation (the “Adviser”), and Sapphire Star Capital LLC a Washington State limited liability company (the “Subadviser”).

WHEREAS, Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engages in the business of asset management;

WHEREAS, Subadviser is also registered as an investment adviser under the Advisers Act, and engages in the business of asset management;

WHEREAS, American Pension Investors Trust, a Massachusetts business trust (the “Trust”) is registered as an open-end management investment company of the series type under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser has been engaged by the Trust to provide investment management services to separate series of the Trust, including the Yorktown Small Cap Fund (the “Fund”);

WHEREAS, the Adviser desires to retain the Subadviser to render certain investment management services to the Fund, and the Subadviser is willing to render such services; and

WHEREAS, the Trust has consented to the engagement of the Subadviser by the Adviser.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.	Appointment. The Adviser hereby appoints the Subadviser to act as investment adviser, with full discretionary power and authority for the period and on the terms set forth in this Agreement. The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or the Adviser except as expressly authorized in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2.	Delivery of Documents. The Adviser has furnished the Subadviser with copies properly certified or authenticated of each of the following:

a.	The Trust’s Registration Statement on Form N-1A under the 1940 Act and under the Securities Act of 1933, as amended, relating to shares of beneficial interest of the Fund as filed with the Securities and Exchange Commission (“SEC”) and all amendments thereto;

b.	The Fund’s Prospectus (such Prospectus, as presently in effect and all amendments and supplements thereto are herein called the “Prospectus”).

c.	The Fund’s Statement of Additional Information (such Statement of Additional Information, as presently in effect and all amendments and supplements thereto are herein called the “SAI”).

The Adviser will furnish the Subadviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing at the same time as such documents are required to be filed with the SEC.

3.	Management. Subject to the supervision of the Trust’s Board of Trustees, the Subadviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The Subadviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Subadviser will provide the services under this Agreement in accordance with the Fund’s investment objectives, policies and restrictions as stated in its Prospectus and SAI and such compliance policies and procedures as the Adviser or Trust may provide to Subadviser in writing from time to time. The Subadviser further agrees that it:

a.	Will conform its activities to all applicable Rules and Regulations of the SEC and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal and State agencies which may now or in the future have jurisdiction over its activities under this Agreement;

b.	Will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Adviser will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the Subadviser believes two or more brokers or dealers are comparable in price and execution, the Subadviser may prefer: (i) brokers and dealers who provide the Fund with research advice and other services, or who recommend or sell Fund shares, and (ii) brokers who are affiliated with the Trust or its Adviser(s), provided, however, that in no instance will portfolio securities be purchased from or sold to the Adviser or any affiliated person of the Adviser in principal transactions. The Subadviser agrees that it shall not direct portfolio transactions for the Fund through any broker or dealer that is an “affiliated person” (as that term is defined in the 1940 Act) of the Subadviser, except as permitted under the 1940 Act;

c.	Will vote proxies with respect to the Fund’s securities and exercise rights in corporate actions or otherwise in accordance with the Subadviser’s proxy voting guidelines and shall report all votes cast in the in time, manner, and format requested to facilitate the filing of the N-PX;

d.	Will promptly notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise;

e.	Will promptly notify the Adviser in the event that: (i) the Subadviser becomes the subject of an administrative proceeding or enforcement action by the SEC or other regulatory body with applicable jurisdiction or (ii) to the best of the Subadviser’s knowledge, any affiliate of the Subadviser becomes the subject of an administrative proceeding or enforcement action by the SEC or other regulatory body with applicable jurisdiction that the Subadviser reasonably expects could have a material adverse effect upon the ability of the Subadviser to perform its duties under this Agreement.

f.	Will provide, at its own cost, personnel, office space, facilities and equipment necessary for the conduct of its advisory activities on behalf of the Fund and will assume other costs and expenses incurred by it in connection with its investment advisory services pertaining to the Fund; and

g.	Will render oral and written regular reports to the Trust and the Adviser concerning Subadviser’s discharge of the foregoing responsibilities;

4.	Services Not Exclusive; Aggregation of Orders. The advisory services furnished by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to furnish similar services to others as long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall preclude the combination of orders for the sale or purchase of portfolio securities of the Fund with those for other accounts managed by the Subadviser, if orders are allocated in a manner deemed equitable by the Subadviser among the accounts and at a price approximately averaged.

5.	Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that all records which it maintains for the benefit of the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s request. The Subadviser further agrees to preserve for the periods prescribed by it pursuant to Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act that are not maintained by others on behalf of the Trust.

6.	Compensation; Fund Expenses. For the services provided to the Fund and for the expenses assumed by the Subadviser in providing such services pursuant to this Agreement, the Adviser will pay the Subadviser, and the Subadviser will accept as full compensation, an investment advisory fee, based upon the daily average net assets of the Fund, computed at the end of each month and payable within five (5) business days thereafter, as set forth below:

Asset Level	Annual Sub-Advisory Fee
$0 to $50 Million	0.75%*
$50,000,001 to $100 Million	0.60%
$100,000,001 to $200 Million	0.55%
$200,000,001 to $500 Million	0.50%
All Assets over $500 Million	0.45%

* Subadviser understands that the Adviser is operating under a written Expense Limitation Agreement which requires the Adviser to waive fees and/or reimburse the Fund for expenses in order for the Fund to maintain certain targeted expense ratios. In order to assist the Adviser in these efforts, Subadviser agrees that until the Fund reaches $35 Million in assets, the fees it receives from the Adviser shall be calculated based on the actual fee received by the Adviser after waivers and reimbursements, on an annualized basis, less 0.40% annualized. (For example, if the Adviser receives a net annualized fee of 0.60% for a particular month, Subadviser will accept an annualized fee of 0.20% for that month). However, notwithstanding the foregoing, Subadviser shall in no event receive a monthly fee that is less than 0.15% annualized.

Fees for less than a full month will be pro rated. The Subadviser shall have no right to obtain compensation directly from the Fund or the Trust for services provided hereunder and agrees to look solely to the Adviser for payment of fees due.

7.	Limitation of Liability of the Subadviser. The Subadviser shall not be liable for any error of judgment, mistake of law or for any other loss whatsoever suffered by the Trust or the Fund in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Subadviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

8.	Duration and Termination. This Agreement shall become effective on the date of its execution and, unless sooner terminated as provided herein, shall continue in effect for a period of two years. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually:

a.	By the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval; and

b.	By vote of either the Board of Trustees of the Trust or a majority of the outstanding voting securities of the Fund (as that term is defined in the 1940 Act).

Notwithstanding the foregoing, this Agreement may be terminated by the Trust or by the Adviser at any time on sixty (60) days’ written notice, without the payment of any penalty, provided that termination by the Trust must be authorized either by vote of the Board of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. The Subadviser may at any time, without the payment of any penalty, terminate this Agreement with respect to the Fund by not less than ninety (90) days’ written notice delivered or mailed by registered mail, postage prepaid, to the Adviser. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act), or if the Adviser’s investment advisory agreement shall terminate with respect to the Fund. The provisions contained in Section 7 shall survive the expiration or other termination of this Agreement. Upon termination of this Agreement, the duties of the Adviser delegated to the Subadviser under this Agreement automatically shall revert to the Adviser.

9.	Notices. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

If to the Adviser:	If to the Subadviser

Yorktown Management & Research	Sapphire Star Capital, LLC
2303 Yorktown Avenue	5400 Carillon Point, Bldg 5000
Lynchburg, VA 24501	Kirkland, WA 98033
Attn: David M. Basten	Attn: Michael J. Borgen
Its: President	Its: Chief Executive Officer

10.	Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter contained herein and supersedes any prior agreement or understanding, whether written or oral.

11.	Miscellaneous. The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors. This Agreement may be executed simultaneously in two or more counterparts, each of which shall he deemed an original, but all of which together shall constitute one and the same instrument.

12.	Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Virginia, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ATTEST:		YORKTOWN MANAGEMENT & RESEARCHCOMPANY, INC.

By:		By:
		Name:	David D. Basten
Title:	CCO of Adviser	Title:	President

ATTEST:		Sapphire Star CAPITAL, LLC

By:		By:
		Name:	Michael J. Borgen
Title:		Title:	Chief Investment Officer

1. MAIL your signed and voted proxy back in the postage paid envelope provided
2. ONLINE at proxyonline.com using your proxy control number found below
3. By PHONE when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By PHONE with a live operator when you call toll-free 1-800-848-3410 Monday through Friday 9 a.m. to 10 p.m. Eastern time

Yorktown Small Cap Fund

A SERIES OF THE AMERICAN PENSION INVESTORS TRUST

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 16, 2017

The undersigned, revoking prior proxies, hereby appoints Austin D. Basten and Kenan Bell, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of Yorktown Mid Cap Fund. (the “Fund”) to be held at the offices of the Trust, 2303 Yorktown Avenue, Lynchburg, VA 24501, on October 16, 2017, at 10:00 a.m. Eastern Time, or at any adjournment thereof, upon the Proposal described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-848-3410. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on October 16, 2017. The proxy statement for this meeting is available at:

proxyonline.com/docs/yorktownsmallcap.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

The Yorktown Small Cap Fund

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: 🌑

	FOR	AGAINST	ABSTAIN
1. Approve a new sub-advisory agreement with Sapphire Star Capital, LLC on behalf of the Yorktown Small Cap Fund	○	○	○
2. Transact any other business, not currently contemplated, that may properly come before the special meeting of shareholders or any adjournment thereof.	○	○	○

THANK YOU FOR VOTING

Signature	Date

Printed Name

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]